UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2015

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THERMON GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-35159	27-2228185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Thermon Drive San Marcos, Texas	78666
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 396-5801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective April 1, 2015, Thermon Canada, Inc. ("TCI"), an indirect subsidiary of Thermon Group Holdings, Inc. (the "Company"), acquired a controlling interest in Thermon Power Solutions, Inc. ("TPSI"), a newly created subsidiary. Also effective April 1, 2015, TPSI acquired the business previously conducted by Sumac Fabrication Co. Ltd. ("Sumac") (together with TCI's acquisition of a controlling interest of TPSI, the "Transactions"). Sumac, headquartered in Fort McMurray, Alberta, Canada, is a designer and fabricator of temporary power distribution equipment that is used in hazardous-location and general purpose areas within industrial facilities.

Immediately prior to the consummation of the Transactions, Sumac completed a reorganization, which included, among other steps: (i) the transfer of all of Sumac’s assets and liabilities to Macsu Fab Limited Partnership ("Macsu"), and subsequently (ii) the transfer of certain assets to three limited partnership entities affiliated with the equity owners of Sumac (collectively, the "Newco Entities"). TPSI then (i) acquired certain of the remaining operating assets and assumed certain operating liabilities of Macsu, and (ii) acquired the Newco Entities.

The consideration paid by TCI for a 75% equity interest in TPSI, which TPSI subsequently paid to Macsu and the owners of the Newco Entities, was $14.25 million Canadian dollars (approximately $11.4 million US dollars at the current exchange rate) in cash at the closing of the Transactions (the "Closing"), subject to customary working capital adjustments (the "Cash Consideration"). The Cash Consideration was funded by a capital contribution from TCI using cash on hand.

In addition to the Cash Consideration, TPSI issued a non-interest bearing note (the "Note") to Macsu with a principal amount of $7.5 million Canadian dollars (approximately $6.0 million US dollars at the current exchange rate). The Note matures on the first anniversary of the Closing, with the actual amount payable at maturity ranging from zero to up to a maximum of $7.5 million Canadian dollars depending on TPSI's actual EBITDA performance during the 12 month period following the Closing, subject to certain Transaction related adjustments. All or any portion of the principal amount of the Note that is not required to be paid per the terms and conditions of the Note shall be retained by TPSI and canceled.

Further, a 25% equity interest in TPSI (the "Retained Equity") was issued to Macsu for the benefit of one of the equity owners of Sumac. The Retained Equity had a deemed value of $7.25 million Canadian dollars at the close of the Transactions (approximately $5.8 million US dollars at the current exchange rate). Pursuant to a shareholder agreement between TPSI, TCI and Macsu (the "Shareholder Agreement"), TCI will have the right to purchase from Macsu, and Macsu will have the right to require TCI to purchase, up to 50% of the Retained Equity following the third anniversary of the Closing, and all of the Retained Equity following the fourth anniversary of the Closing (the "Put/Call Option"). The actual value of the Retained Equity will be determined at the time the Put/Call Option is exercised pursuant to a pre-determined formula based on trailing twelve months EBITDA (subject to certain Transaction related or extraordinary items adjustments) contained within the Shareholder Agreement.

A copy of the press release issued by the Company regarding the Transactions on April 7, 2015 is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release Issued by Thermon on April 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2015	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Jay Peterson
	Name:		Jay Peterson
	Title:		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release Issued by Thermon on April 7, 2015.